Exhibit 10.2

EQUIPMENT PURCHASE AGREEMENT

This EQUIPMENT PURCHASE AGREEMENT (this “Agreement”), effective as of December 18, 2013 (the “Effective Date”) is entered into by and among 3DX Industries, Inc., a Nevada corporation (“3DX” or the “Purchaser”), and Roger Janssen, an individual (“Janssen” or the "Seller"). Each of the parties to this Agreement is referred to herein individually as a “Party” or collectively as the “Parties.”

RECITALS

WHEREAS, the Seller desires to sell and Purchaser desires to purchase that certain Equipment owned by Seller, as specifically set forth in the attached Schedule A (the “Equipment”);

WHEREAS, the Parties hereto wish to provide for the terms and conditions upon which the Purchaser will acquire the Equipment from the Seller;

WHEREAS, Seller acknowledges that any and all rights, title and/or privilege are being forever discharged, sold and transferred to Purchaser;

WHEREAS, Seller desires to sell to Purchaser and Purchaser desires to purchase the Equipment from Seller for an aggregate purchase price of $500,000 USD pursuant to the terms and conditions set forth in this Agreement; and,

WHEREAS, the foregoing recitals are true and accurate and express the intentions of the Parties hereto and are hereby incorporated by this reference into the Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, covenants, representations, warranties, and agreements contained herein, and intending to be legally bound, the Seller and the Purchaser agree as follows:

ARTICLE I

SALE AND PURCHASE OF EQUIPMENT

Section 1.01 Equipment to be Purchased. Upon satisfaction of all conditions to the obligations of the Parties contained herein (other than such conditions as shall have been waived in accordance with the terms hereof), the Seller shall sell, transfer, convey, assign and deliver to the Purchaser, and the Purchaser shall purchase from the Seller, at the Closing (as defined in Section 2.01), all of the Equipment, as more specifically set forth in Schedule A hereto.

Section 1.02 Assumed Obligations. Except as expressly set forth in Section 1.03, the Purchaser shall have no responsibility for any of the Seller’s obligations (including contracts, leases, product warranties, purchase orders and liabilities of any type, kind or nature), whether fixed, accrued, contingent or otherwise, and whether arising in contract, in tort, by violation of law, by operation of law, or otherwise, and all such obligations shall remain with the Seller and are herein referred to as the “Excluded Obligations.” The Excluded Obligation shall include the debt for which any of the above Equipment provide security, with the security to be cancelled at the same time as the Equipment themselves are transferred to the Purchaser, so that the Equipment are received free and clear or any liens or encumbrances by the Purchaser.

Section 1.03 Consideration. The purchase price for the Equipment shall be an aggregate of USD$500,000 payable to Seller in the form of a promissory note (the “Note”). The Note shall have the following terms and conditions:

a.	Principal Amount Owed: The principal amount due to Seller by Purchaser shall equal $500,000 USD.
b.	Maturity Date: The Note is payable on or before December 15, 2018.
c.	Interest Rate: The Note shall bear an interest rate of 1.64% per annum.
d.	Payments: Interest on the Note shall be due and payable on a quarterly basis.
e.	Transferability: The Note shall be transferable.
f.	Conversion: At the Seller’s option, the Note shall entitled the holder to convert accrued principal and interest under the Note, in whole or in part, into restricted shares of the common stock of the Purchaser at a deemed conversion price of $0.50 USD per share.

ARTICLE II

CLOSING; DOCUMENTS OF CONVEYANCE

Section 2.01 Closing. The purchase and sale contemplated hereby shall be consummated at a closing (referred to herein as the “Closing”) to be held at the offices of Purchaser on or before the 30th day after the Effective Date of this Agreement (the “Closing Date”), provided that, if agreed amongst the attorneys for the Seller and Purchaser, the purchase and sale contemplated hereby shall be consummated at a Closing by way of attorney undertakings. The purchase and sale shall be deemed effective for all purposes as of the close of business on the Closing Date.

Section 2.02 Actions to be Taken at the Closing. At the Closing, the Parties will take the following actions and deliver the following documents:

(a) Seller will execute and deliver to Purchaser such instruments of conveyance and evidence of the transfer of title to the Equipment from Seller to Purchaser as Purchaser may reasonably request;

(b) Purchaser shall issue to Seller the Note in conformity with the terms and conditions set forth hrein; and,

(c) Purchaser and Seller will each deliver to the others (to the extent applicable), all consents and approvals (including, without limitation, resolutions and incumbency certificates of the directors and officers of each, and necessary minutes or resolutions of the stockholders of each) required for each party to enter into this Agreement and consummate the transactions described herein.

All instruments of conveyance shall be free of all Encumbrances except for any liens securing the Assumed Obligations and shall be in form and content reasonably acceptable to counsel for the Purchaser and the Seller.

Section 2.03 Transfer of Possession. Simultaneously with Closing, the Seller shall give the Purchaser full possession and enjoyment of the Equipment.

ARTICLE III

DELIVERIES AND DUE DILIGENCE PRIOR TO CLOSING

Section 3.01 Seller Deliveries. Seller shall deliver to Purchaser, within five (5) days from the date of execution hereof, any and all documentation relating to Seller's acquisition and ownership of the Equipment in the Seller’s possession. On the Closing Date, Seller shall deliver any and all documentation relating to the Equipment. Such documentation shall include all papers, documents, computerized databases and records of Seller relating to the Equipment in the Seller’s possession, including without limitation all corporate, marketing records, purchase records, accounting and financial records and maintenance and production records, documents and information relating to the production and manufacturing, including "know-how," trade secrets, and other reasonable documents as requested by Purchaser relating to the Equipment. The Seller’s Deliveries shall be treated as confidential information and if for any reason the Seller’s Deliveries are delivered to the Purchaser, but the transaction does not complete, all Sellers Deliveries will be returned to the Seller, and the Purchaser will not retain, directly or indirectly, any copies thereof.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER

The Purchaser represents and warrants to the Seller and covenants with the Seller, as follows as of the date hereof and as of the Closing Date:

Section 4.01 Organization, Standing and Power. Purchaser is duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on Purchaser, a material adverse effect on the ability of Purchaser to perform its obligations under this Agreement or on the ability of Purchaser to consummate the Transactions (a “Purchaser Material Adverse Effect”). Purchaser is duly qualified to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties make such qualification necessary and where the failure to so qualify would reasonably be expected to have a Purchaser Material Adverse Effect.

Section 4.02 Authority; Execution and Delivery. The execution and delivery by the Purchaser of this Agreement and the consummation by the Purchaser of the acquisition contemplated herein have been duly authorized and approved by the Board of Directors of the Purchaser and no other corporate proceedings on the part of the Purchaser are necessary to authorize this Agreement. This Agreement constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with the terms hereof, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equity principles related to or limiting creditors’ rights generally and by general principals of equity.

Section 4.03 No Conflicts; Consents. The execution and delivery by Purchaser of this Agreement, does not and will not, conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any lien or encumbrance upon the Equipment.

Section 4.04 Compliance with Laws. To the best knowledge of Purchaser, it and each of its subsidiaries has at all times conducted its business in compliance with all applicable laws, regulations, ordinances and other requirements of all Governmental Bodies (including applicable federal, state and local laws, rules and regulations respecting occupational safety and health standards). Purchaser has not received any notice, advice, claim or complaint from any employee or Governmental Body that Purchaser or any subsidiary has not conducted, or is not presently conducting, its business and operations in accordance with all applicable laws and other requirements of Governmental Bodies.

Section 4.05 Authority; Binding Nature of Agreement. Purchaser has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; the execution, delivery and performance by Purchaser of this Agreement have been duly authorized by all necessary action on the part of Purchaser and its board of directors; and the approval of Purchaser’s shareholders is not required. This Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. At the Closing, Purchaser will deliver to Seller such evidence of the authorization of its execution, delivery, and performance of this Agreement as Seller may reasonably request.

Section 4.06 No Additional Agreements. The Purchaser does not have any agreement or understanding with the Seller with respect to the transactions contemplated by this Agreement other than as specified in this Agreement or the Note.

Section 4.07 Foreign Corrupt Practices. Neither the Purchaser, nor, to the Purchaser’s knowledge, any director, officer, agent, employee or other person acting on behalf of the Purchaser has, in the course of its actions for, or on behalf of, the Purchaser (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

Section 4.08 Full Disclosure. This Agreement, and all documents delivered by Purchaser to Seller in connection with the transactions contemplated herein, do not (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein not false or misleading.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF SELLER

The Seller represents and warrants to and for the benefit of Purchaser as follows as of the date hereof and as of the Closing Date:

Section 5.01 Right to Enter into Agreement. The Seller has the power and authority to enter into this Agreement and dispose of, sell, transfer, convey, assign and deliver the Equipment, as provided in Schedule A attached hereto and are free and clear of any liens, of any kind as provided herein.

Section 5.02 Organization, Standing and Power. The Seller has the power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its business as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on the Seller, a material adverse effect on the ability of the Seller to perform its obligations under this Agreement or on the ability of the Seller to consummate the transactions contemplated herein (a “Seller Material Adverse Effect”). The Seller is duly qualified to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties make such qualification necessary except where the failure to so qualify would not reasonably be expected to have a Seller Material Adverse Effect.

Section 5.03 Authority; Execution and Delivery. The Seller has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated herein. When executed and delivered, this Agreement will be enforceable against the Seller in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equity principles related to or limiting creditors’ rights generally and by general principals of equity.

Section 5.04 Assets. Seller has, and will have at the Closing, good, valid and marketable title to all of the Equipment, free and clear of any liens. Seller has not sold, transferred, assigned or conveyed any of its right, title and interest, or granted or entered into any option to purchase or acquire any of its right, title or interest, in and to any of Equipment. No third party has any option or right to acquire any of the Equipment.

Section 5.05 Compliance with Laws. To the best knowledge of Seller, it has at all time conducted its business in compliance with all applicable laws, regulations, ordinances and other requirements of all governmental bodies (including applicable federal, state and local laws, rules and regulations respecting occupational safety and health standards). Seller has not received any notice, advice, claim or complaint from any employee or Governmental Body that Seller has not conducted, or is not presently conducting, its business and operations in accordance with all applicable laws and other requirements of governmental bodies.

Section 5.06 Authority; Binding Nature of Agreement. Seller has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by Seller of this Agreement has been duly authorized by all necessary action on the part of Seller. This Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. At the Closing, Seller will deliver to Purchaser such evidence of the authorization of Seller’s execution, delivery, and performance of this Agreement as Purchaser may reasonably request.

Section 5.07 Non-Contravention. Neither (i) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (ii) the consummation of any of the transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

(a) contravene, conflict with or result in a violation of, or give any governmental body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under any legal requirement or any order, writ, injunction, judgment or decree to which Seller, or any of the Equipment is subject; or

(b) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any contract to which Seller is a party, or give any Person the right to (i) declare a default or exercise any remedy under any contract to which Seller is a party, (ii) accelerate the maturity or performance of any contract to which Seller is a party, or (iii) cancel, terminate or modify any contract to which Seller is a party.

Seller is not and will not be required to make any filing with or given any notice to, or to obtain any consent from, any person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of any of the transactions contemplated by this Agreement, except to the extent the consent of third parties may be required in connection with the assignment of the Equipment.

Section 5.08 Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the acquisition of the Equipment based upon arrangements made by or on behalf of the Seller.

Section 5.09 Investment Company. The Seller is not, and is not an affiliate of, and immediately following the Closing will not have become, an “Investment Company” within the meaning of the Investment Seller Act of 1940, as amended.

Section 5.10 Full Disclosure. This Agreement, and all documents delivered by Seller to Purchaser in connection with the transactions contemplated herein, do not (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein not false or misleading. Purchaser has completed its due diligence investigation of Seller.

ARTICLE VI

DELIVERIES AND CONDUCT OF THE PARTIES AFTER CLOSING

Section 6.01 Deliveries of the Purchaser.

(a) At or prior to the Closing, the Purchaser shall deliver to the Seller:

(i) a copy of this Agreement executed by Purchaser; and

(ii) the Note.

(b) Deliveries of the Seller. At or prior to the Closing, the Seller shall deliver to the Purchaser:

(i) a copy of this Agreement executed by Seller;

(ii) any and all documentation relating to the Equipment;

(iii) all of the Bills of Sale, deeds, assignments and other conveyance and transfer documentation required for conveyance of the Equipment from Seller to Purchaser; and,

Section 6.02 Cooperation. The Purchaser and the Seller will cooperate upon and after the Closing Date in effecting the orderly transfer of the Equipment to the Purchaser. Without limiting the generality of the foregoing, the Seller, at the request of the Purchaser without additional consideration, but with reimbursement for all additional expenses incurred by the Seller preparing such documentation, will execute and deliver from time to time such further instruments of assignment, conveyance and transfer, will sign any documents necessary or useful to ensure that all of the right, title and interest in and to the Equipment vests in the Purchaser, will cooperate in the conduct of litigation and the processing and collection of insurance claims, and will take such other actions as may reasonably be required to convey and deliver to the Purchaser more effective title to the Equipment, or to confirm and perfect the Purchaser’s title thereto, as contemplated by this Agreement.

ARTICLE VII

CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER.

The obligations of Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

Section 7.01 Accuracy of Representations. Each of the representations and warranties made by Seller in this Agreement and in each of the other agreements and instruments delivered to Purchaser and Purchaser in connection with the transactions contemplated by this Agreement shall have been materially accurate in all respects as of the date of this Agreement, and shall be materially accurate in all respects as of the Closing Date as if made on the Closing Date.

Section 7.02 Performance of Covenants. Each covenant or obligation that Seller is required to comply with or to perform at or prior to the Closing shall have been materially complied with.

Section 7.03 Consents. All Consents required to be obtained in connection with the transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect.

ARTICLE VIII

CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER.

The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

Section 8.01 Accuracy of Representations. Each of the representations and warranties made by Purchaser in this Agreement and in each of the other agreements and instruments delivered to Seller in connection with the transactions contemplated by this Agreement shall have been accurate in all respects as of the date of this Agreement, and shall be accurate in all respects as of the Closing Date as if made on the Closing Date.

Section 8.02 Performance of Covenants. All of the covenants and obligations that Purchaser is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

Section 8.03 Consents. All Consents required to be obtained in connection with the transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect.

ARTICLE IX

MISCELLANEOUS

Section 9.01 Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at, or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

Section 9.02 Fees and Expenses. All fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred in the future by any party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) any investigation and review conducted by such party of the other party’s business (and the furnishing of information in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions, and (d) the consummation of the transactions contemplated hereby shall be paid: (i) by Purchaser, if incurred by Purchaser; and (ii) by Seller, if incurred by Seller.

Section 9.03 Attorneys’ Fees. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

Section 9.04 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

If to the Purchaser, to:

3DX Industries Inc.

_________________________

_________________________

_________________________

If to the Seller, to:

Roger Janssen

_________________________

_________________________

_________________________

Section 9.05 Termination.

(a) Termination of Agreement. The Parties may terminate this Agreement as provided below:

(i) The Purchaser may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing in the event the Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Purchaser has notified the Seller of the breach, and the breach has continued without cure for a period of twenty days after the notice of breach;

(ii) The Seller may terminate this Agreement by giving written notice to the Purchaser at any time prior to the Closing in the event the Purchaser has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Seller has notified the Purchaser of the breach, and the breach has continued without cure for a period of twenty days after the notice of breach.

(b) Effect of Termination. If any Party terminates this Agreement pursuant to this Section 9.05 above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party to consummate its obligations hereunder or to complete the transactions contemplated by this Agreement, except for any liability of any Party then in breach.

Section 9.06 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Seller will be entitled to specific performance under this Agreement. The Parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

Section 9.07 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

Section 9.08 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that Transactions contemplated hereby are fulfilled to the extent possible.

Section 9.09 Counterparts; Facsimile Execution. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

Section 9.10 Entire Agreement; Third Party Beneficiaries. This Agreement, taken together with the Exhibits and Schedules hereto, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the transactions and (b) are not intended to confer upon any person other than the Parties any rights or remedies.

Section 9.11 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto hereby irrevocably and unconditionally agrees (i) that it is and shall continue to be subject to the jurisdiction of the courts of the State of Nevada and of the federal courts sitting in the State of Nevada, and (ii)(A) to the extent that such party is not otherwise subject to service of process in the State of Nevada, to appoint and maintain an agent in the State of Nevada as such party’s agent for acceptance of legal process and notify the other parties hereto of the name and address of such agent, and (B) to the fullest extent permitted by law, that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the U.S. Postal Service constituting evidence of valid service, and that, to the fullest extent permitted by applicable law, service made pursuant to (ii)(A) or (B) above shall have the same legal force and effect as if served upon such party personally within the State of Nevada.

Section 9.12 Assignment. This Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

Section 9.13 Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

Section 9.14 Waiver.

(a) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(b) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

Section 9.15 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

[SIGNATURE PAGE FOLLOWS]

The parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

The Purchaser:

3DX Industries, Inc.

a Nevada corporation

By: _______________________________

Name:

Title:

The Seller:

Roger Janssen
an individual

By: ________________________________

Name: Roger Janssen

EXHIBIT A

EQUIPMENT PURCHASED

1)    Alliant Manual Mill w/ Read out

2)   Bridgeport Manual Mill

3)   Fanuc Rob Drill P009TL215-16IM 1999

4)   Fanuc Rob Drill P014TL103-16IM 2001

5)   Brown & Sharpe Validator 700-7100-2286

6)   Acroloc CNC Machine 87111905 - 40" X Travel

7)   Acroloc CNC Machine 85121755 - 40" X Travel

8)   Acroloc CNC Machine 85101720 - 40" X Travel

9)   Acroloc CNC Machine 382031123 - 40" X Travel

10) Acroloc CNC Machine 8811010228 - 96" X Travel

11) Acroloc CNC Machine 89052096 - 40" X Travel

12) Acroloc CNC Machine 3850316123 - 40" X Travel

13) Acroloc CNC Machine 88102003 - 40" X Travel

14) Acroloc CNC Machine 781099977 - 40" X Travel

15) Matsura MC760 - MX2 1983

16) Matsura MC760 - MX5 1985

17) Matsura MC760 - MX2 1983

18) Cincinnati SABRE 2000 30 x 32 x 80 - Acramatic 2100 197

19) Hardinge ToolRoom Lathe

20) KBC OD Grinder Model LF-800G

21) Smart Sonic Cleaner Model 2000

22) Tooling

23) Software

EXHIBIT B

BILL OF SALE AND ASSIGNMENT

KNOW ALL MEN BY THESE PRESENTS THAT, for value received, the undersigned, Roger Janssen, an individual (“Seller”), does hereby sell, assign, convey and transfer unto 3DX Industries, Inc., a Nevada corporation (“Purchaser”), all of Seller’s right, title and interest in and to the property more particularly described on Schedule A attached hereto and made a part hereof.

Seller hereby warrants to Purchaser, its successors and assigns, that Seller is the rightful owner of the property conveyed; that Seller is conveying to Purchaser good and merchantable title to all of the property conveyed, free and clear of all liabilities, obligations, claims, and encumbrances of any kind or nature; and that Seller (and Seller’s successors and assigns) will warrant and defend this sale against the claims and demands of all persons whomsoever.

Seller hereby covenants and agrees that it will, at the request of Purchaser and without further consideration, execute and deliver, and will cause its employees to execute and deliver, such other instruments of sale, transfer, conveyance and assignment, and take such other action as may be reasonably necessary to vest in Purchaser, its successors and assigns, good and merchantable title to the property conveyed, free and clear of all liabilities, obligations, claims, and encumbrances of any kind or nature and to put Purchaser in control and possession thereof.

Seller does hereby irrevocably constitute Purchaser, its successors and assigns, as Seller’s true and lawful attorney-in-fact, with full power of substitution, in Seller’s or Purchaser’s name, to claim, demand, collect and receive the property conveyed.

This instrument shall be binding on Seller and its successors and assigns, and shall inure to the benefit of Purchaser and its successors and assigns.

Dated this ___day of ________, 2013.

SELLER:

ROGER JANSSEN

By:____________________________